UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 14, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Capital Commitment to Hines-Sumisei U. S. Core Office Fund, L.P.
     On November 14, 2006, Hines Real Estate Investment Trust, Inc. (“Hines REIT”) agreed to make a capital contribution of approximately $57.0 million to Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”). The Core Fund is an affiliate of Hines Interests Limited Partnership (“Hines”), the sponsor of Hines REIT, and of Jeffrey C. Hines, Chairman of Hines REIT’s Board of Directors (the “Board”). Hines REIT expects to fund the contribution on or about December 1, 2006 using proceeds from its ongoing public offering of common shares. The contribution was approved both by the Board and by its conflicts committee.
     The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund owns interests in and controls a portfolio of 15 office properties located in the United States. Hines REIT has a contractual right to contribute up to 40% of any capital call made by the Core Fund. This capital commitment was made pursuant to this right.
     After making this capital contribution, Hines REIT expects that it will own an approximate 34.0% non-managing general partner interest in the Core Fund. In exchange for the contribution, which Hines REIT will make through its operating subsidiary, Hines REIT Properties, L.P. (the “Operating Partnership”), the Operating Partnership will receive units representing non-managing general partner interests in the Core Fund at a price equal to the price at which the Core Fund would offer limited partner units to an unaffiliated third party who committed capital on the same date as the Hines REIT.
     Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing of potential investments and ownership levels described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in the “Risk Factors” section of Hines REIT’s Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
November 16, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer